Supplementary Agreement

Party A: Dalian Shengmalin Trading Co., Ltd. (seal)

Address: Room 1103, Unit 2, Building 23, East Yuehe Garden, Ganjingzi District, Dalian, Liaoning

Legal Representative: Ren Likun

Party B: Dalian Victory Plaza Development Co., Ltd. (seal)

Address: No. 28, Victory Plaza, Zhongshan District, Dalian, Liaoning

Legal Representative: Guan Mengda

Regarding the problems occurred during implementation of some of terms of the “Framework Agreement for Strategic Cooperation” signed on December 29th, 2017 between Party A and Party B (hereinafter referred to as the “Framework Agreement”), both parties conducted consultations based on the principle of equality and pragmatism and agreed to make the following amendments and additions to the relevant contents:

1.	Section 4 of Article II “Way of Cooperation” of the Framework Agreement:

“Party A shall assign professionals to Party B to participate in the operation and management of Party B in depth. Such assignment of Party A is to ensure the realization of its claims, and it has the right to know and to advise on the operation and management of Party B, and shall not interfere with normal operation of Party B.”

is amended to:

“Party A shall assign professionals to Party B. Such assignment of Party A is to ensure the realization of its claims, and it has the right to know and to advise on the operation and management of Party B, and shall not interfere with normal operation of Party B.”

2.	Section 2 of Article IV “Rights and Responsibilities of the Two Parties” of the Framework Agreement

“Party A obtained the creditor’s rights in lease-back/buy-back through the Agreements on Transfer of Credits/Assets. Party B shall, according to the terms of the lease-back/buy-back agreement signed by Party B and the customer, pay the accrued interest at 8% per annum from January 1st, 2018 with the agreed payable buy-back fund and payable lease-back fund as basis.

Party B shall, since the effective date of this Agreement, make every effort to pay off all principal and interest of the year before December 31st of each year. Party B shall notify Party A in advance if it fails to pay the principal and interest on time. The two parties shall negotiate as appropriate, otherwise, Party A shall have the right to recover all the principal and interest with creditor’s rights in advance.”

is amended to:

“Party A obtained the creditor’s rights in lease-back/buy-back through the Agreements on Transfer of Credits/Assets. Party B shall, according to the terms of the lease-back/buy-back agreement signed by the original Party B and the customer, pay the accrued interest at 8% per annum from January 1st, 2018 with the balance of agreed payable buy-back fund and payable lease-back fund as basis. Newly-added payable buy-back fund and lease-back fund after January 1st, 2018 shall be paid to Party A at an annual interest rate of 8%. Upon mutual consultation, Party A agrees to exempt the interest of Party B during the period from May 15th, 2017 to December 31st, 2017.

Party A agrees that Party B can autonomously arrange repayment of principal and interest according to Party B’s operating and cash flow conditions. The interest shall be preferentially repaid. Principal and interest for buy-back fund and lease-back fund owed by Party B to Party A shall be paid off before May 15th, 2020.

Party B shall notify Party A three months in advance if it cannot repay the principal and interest within the specified time. The two parties shall further negotiate on the conditions for repayment as appropriate.”

3.	Any matter not agreed upon in this Supplementary Agreement shall still be performed as stipulated in the Framework Agreement. If there is any conflict in the Framework Agreement with this Agreement, the Supplementary Agreement shall prevail.

4.	This Supplementary Agreement is in duplicate, one copy respectively for each party, and comes into effect upon stamping by both parties.

Party A: Dalian Shengmalin Trading Co., Ltd. (seal)

Signing date: February 12th 2018

Party B: Dalian Victory Plaza Development Co., Ltd. (seal)

Signing date: February 12th 2018

Framework Agreement for Strategic Cooperation

Party A: Dalian Shengmalin Trading Co., Ltd. (seal)

Address: Room 1103, Unit 2, Building 23, East Yuehe Garden, Ganjingzi District, Dalian, Liaoning

Legal Representative: Ren Likun

Party B: Dalian Victory Plaza Development Co., Ltd. (seal)

Address: No. 28, Victory Plaza, Zhongshan District, Dalian, Liaoning

Legal Representative: Guan Mengda

In order to realize the long-term sustainable development of Victory Plaza, Party B needs to properly solve the problem of centralized payment for owners with option of lease-back/buy-back, therefore, it is seeking for financial support; while Party A fixes its attention on development prospect of Victory Plaza and agrees to raise funds to help Party B to solve the above-mentioned problems. Both parties will make strategic cooperation based on the principle of “complementarity and mutual benefit”, and strive to increase the economic benefits of both sides.

Therefore, the two parties have reached a framework agreement for strategic cooperation through friendly negotiation.

I.	Purpose of Cooperation

Party B requests Party A to cooperate with it in order to maintain sustainable operation of Victory Plaza and eliminate Party B’s litigations and enforcement cases arising from disputes on lease-back/buy-back of shops in Zhongshan District People’s Court of Dalian as soon as possible, so as to prevent the court from enforcing the enforcement measures against Party B, which will bring adverse effects to the integrity of assets and unification of business of the Plaza.

II.	Way of Cooperation

1.	Party A shall set up a professional team to negotiate with the lease-back/buy-back owners and make overall arrangement on funds according to the schedule of negotiation, thus to complete the repayment of the owners’ liabilities within the cooperation period.

2.	Party A will act as the creditor of Party B after completion of repayment of liabilities on lease-back/buy-back, and the ownership of the property owned by the customer will be transferred to Party A. Party B shall pay to Party A the amount agreed upon by Party B in agreement with the customer regarding the terms of the lease-back/buy-back and pay the corresponding interest, refer to the descriptions below for more details on the agreement.

3.	Party A allows Party B to repay its debts in installments as per the determined scheme on a regular or irregular basis according to the business conditions and gives Party B sufficient time to adjust its operation layout and business strategy, so as to gradually raise the operating performance.

4.	Party A shall assign professionals to Party B to participate in the operation and management of Party B in depth. Such assignment of Party A is to ensure the realization of its claims, and it has the right to know and to advise on the operation and management of Party B, and shall not interfere with normal operation of Party B.

III.	Specific Mode of Operation

1.	Party A shall appoint a team of professionals on business, finance and legal affairs, etc. to collect and audit the information of the lease-back/buy-back owners provided by Party B. The parties shall formulate a plan of debt repayment in accordance with the information and data which have been jointly confirmed and negotiate with the owners , Agreements on Transfer of Credits /Assets shall be signed upon successful negotiation.

2.	Party B guarantees the information on lease-back/buy-back handed over to Party A is true and complete, it is also responsible for providing work place for Party A’s team and dispatching personnel to work with Party A to complete the negotiation with the owners . When Party A signs the Agreement on Debt Repayment with the customer, Party B will assist Party A in handling the procedures for transfer of credits/assets.

3.	After Party A successfully signs the Agreements on Transfer of Credits/Assets with the customer, Party A shall apply to the court for change of the subject of creditor’s right in a timely manner and terminate the lawsuit or judicial enforcement action against Party B upon completion of the change of creditor’s right.

4.	Party A’s ownership of the assets of the shop acquired under the Agreements on Transfer of Credits/Assets shall be registered under the name of Party A. Party B shall still be responsible for unified management of the real estate until it has paid all buy-back price in accordance with this Agreement. The earned income should be promptly paid to Party A after deducting the payable property management fee and special maintenance fund.

IV.	Rights and Responsibilities of the Two Parties

1.	Party B will bear the labor costs of team members of Party A.

2.	Party A obtained the creditor’s rights in lease-back/buy-back through the Agreements on Transfer of Credits/Assets. Party B shall, according to the terms of the lease-back/buy-back agreement signed by Party B and the customer, pay the accrued interest at 8% per annum from January 1st, 2018 with the agreed payable buy-back fund and payable lease-back fund as basis.

Party B shall, since the effective date of this Agreement, make every effort to pay off all principal and interest of the year before December 31st of each year. Party B shall notify Party A in advance if it fails to pay the principal and interest on time. The two parties shall negotiate as appropriate, otherwise, Party A shall have the right to recover all the principal and interest with creditor’s rights in advance.

3.	If Party B pays off the principal and interest of Party A in accordance with this agreement, Party B can recover the property right, operation right and management right of corresponding shop assets under the name of Party A. The taxes and fees arising from the change of ownership of assets shall be borne by Party B.

If Party B fails to repay all the debts on schedule, it is agreed that Party A can continue to hold the right to reclaim the management right of the shop for self-support.

4.	Party A pledges to fulfill the Agreements on Transfer of Credits/Assets signed with the customer on time and in full, and if Party A fails to do so, Party B will be exempt from paying the interest of obligation amount determined by corresponding agreement.

V.	Period of Cooperation

The period of cooperation between the two parties is three years, from May 16th, 2017 to May 15th, 2020. It also applies to transactions from May 16th, 2017 to the end of December 2017. During the period of cooperation between the two parties, in case of event of force majeure, both parties will decide whether to delay or even terminate the performance of the agreement depending on the impact of the incident on the cooperation.

VI.	Confidentiality

During the cooperation period and within 2 years after the termination date of the cooperation, both parties shall keep confidential the contents of this agreement and other confidential information during the performance of the agreement, and shall not disclose the information to any third party without permission of the other party.

VII.	Exclusive Terms

This Agreement cannot exclude Party B from signing same or similar cooperation agreement with a third party on part or all of the cooperation content of agreement.

VIII.	Supplementary Agreement

This Agreement is only a framework agreement for the cooperation between the two parties, both parties may sign the Supplemental Agreement on a specific issue through negotiation during the course of performance, and attach it to this Agreement as an annex.

If the contents of the Supplemental Agreement conflict with the terms of this Agreement, it shall be implemented in accordance with the terms of the Supplemental Agreement.

IX.	Dispute Resolution

In the performance of this Agreement, if the two parties have disputes over a specific issue, it should be settled through friendly consultation and signing a supplementary agreement. If it fails, either party may bring a lawsuit to the people’s court where this agreement is signed and solve the dispute through legal proceedings.

X.	Effective Conditions

This Agreement shall be legally binding upon the official seal of both parties. The Agreement is in quadruplicate and two copies for each party.

Party A: Dalian Shengmalin Trading Co., Ltd. (seal)

Signing date: December 29th 2017

Party B: Dalian Victory Plaza Development Co., Ltd. (seal)

Signing date: December 29th 2017